As filed with the Securities and Exchange Commission on September 30, 2021

Registration No. 333-250986

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-4

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

4D pharma plc

(Exact Name of Each Registrant as Specified in its Charter)

England and Wales	2834	Not applicable
(State or other jurisdiction of	(Primary standard industrial	(I.R.S. Employer
Incorporation or organization)	classification code number)	Identification Number)

5th Floor, 9 Bond Court

Leeds

LS1 2JZ United Kingdom

Tel: +44 (0) 113 895 0130

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

10 East 40th Street, 10th Floor

New York, N.Y. 10016

+1 (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven V. Bernard	Duncan Peyton	Charles Waddell
Melissa Rick	Chief Executive Officer	Pinsent Masons LLP
Wilson Sonsini Goodrich &	4D pharma plc	30 Crown Place
Rosati Professional	5th Floor, 9 Bond Court	Earl Street
Corporation	Leeds	London EC2A 4ES
650 Page Mill Road	LS1 2JZ United Kingdom	United Kingdom
Palo Alto, California	+44(0) 113 895 0130	+44(0) 20 7418 7000
94304-1050
(650) 493-9300

Approximate date of commencement of proposed sale of the securities to the public: Not applicable.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act.

Emerging growth company [X]

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (as may be amended after the date hereof, the “Post-Effective Amendment No. 1”) is filed with the Securities and Exchange Commission (the “Commission”) by 4D pharma plc (the “Registrant”) and amends the registration statement initially filed with the Commission on Form F-4 (File No. 333-250986) on November 25, 2020, as amended by an amendment on Form F-4 filed with the Commission on February 24, 2021, which was declared effective by the Commission on February 25, 2021 (the “Registration Statement”).

At the time that the Registration Statement was declared effective, the Registration Statement registered, among other things, 16,268,040 ordinary shares of the Registrant (the “Underlying Shares”) that are issuable upon the exercise of the 4,320,000 public warrants of the Registrant (the “Public Warrants”), the offering of which was registered by the Registration Statement.

This Post-Effective Amendment is being filed to remove from registration the previously registered Underlying Shares covered by the Registration Statement, none of which have been sold. The Registrant hereby requests that the 16,268,040 unsold ordinary shares issuable on exercise of the warrants be removed from registration by means of this Post-Effective Amendment.

The Underlying Shares are being registered under a registration statement on Form F-1 (File No. 333-259501) initially filed with the Commission on September 14, 2021, which the Registrant intends to request that the Staff of the Commission declare effective as soon as practicable following the effectiveness of this Post-Effective Amendment No.1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on September 30, 2021.

4D Pharma plc

By:	/s/ Duncan Peyton
Name:	Duncan Peyton
Title:	Chief Executive Officer

By:	/s/ Richard Avison
Name:	Richard Avison
Title:	Vice President of Finance

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on September 30, 2021 in the capacities indicated:

Signature	Title	Date

/s/ Duncan Peyton	Chief Executive Officer and Director	September 30, 2021
Duncan Peyton

*	Director and Chief Scientific Officer	September 30, 2021
Alexander Stevenson

/s/ Richard Avison	Vice President of Finance	September 30, 2021
Richard Avison

*	Chairman (non-executive) of the Board of Directors	September 30, 2021
Axel Glasmacher

*	Director	September 30, 2021
Alexander (Sandy) Macrae

*	Director	September 30, 2021
Edgardo (Ed) Baracchini

*	Director	September 30, 2021
Katrin Rupalla

/s/ Paul Maier	Director	September 30, 2021
Paul Maier

*By:	/s/ Duncan Peyton

Name: Duncan Peyton

Title: Attorney-in-Fact

Pursuant to powers of attorney previously filed

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the registrant has signed this registration statement or amendment thereto on September 30, 2021.

4D Pharma Delaware Inc.

By:	/s/ Glenn Dourado
Name:	Glenn Dourado
Title:	President

Authorized Representative in the United States